EXHIBIT 10.14

                       CHECKERS DRIVE-IN RESTAURANTS, INC.
                1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                 AMENDED AND RESTATED THROUGH SETPEMBER 15, 2000

1. PURPOSE OF THE PLAN. Checkers Drive-In Restaurants, Inc., a Delaware corporation, hereby adopts this 1994 Stock Option Plan for Non-Employee Directors, as amended, providing for the granting of stock options to directors of the Company who are not employees of the Company or any of its Subsidiaries. The general purpose of the Plan is to secure for the Company and its stockholders the benefits of the incentive inherent in increased ownership of Common Stock of the Company by members of the Board of Directors of the Company who are not employees of the Company or any of its Subsidiaries. It is expected that such ownership will provide such Non-Employee Directors with a more direct stake in the future welfare of the Company and encourage them to remain directors of the Company. It is also expected that the Plan will encourage qualified persons to become directors of the Company.

2. CERTAIN DEFINITIONS. In addition to the words and terms elsewhere defined in this Plan, certain capitalized terms used in this Plan shall have the meanings given to them by the definitions and descriptions in this Section 2. Unless the context or use indicates another or different meaning or intent, then such definition shall be equally applicable to both the singular and plural forms of any of the capitalized words and terms herein defined. The following words and terms are defined terms under this Plan:

         2.1 ANNUAL OPTION GRANT means, in the case of an Annual Option Grant granted prior to the Amendment Approval, an Option to purchase 3,000 shares of Common Stock and, in the case of an Annual Option Grant granted after the Amendment Approval, an Option to Purchase 20,000 shares of Common Stock (subject, in each case, to adjustment as provided in Section 11 hereof).

         2.2 AMENDMENT APPROVAL means the approval of the holders of the Common Stock of the amendments to the Plan proposed in the Company's Proxy Statement dated July 17, 1997 and the Company's Proxy Statement dated August 24, 2000.

         2.3 AWARD means grants of an Option under this Plan.

         2.4 BOARD means the Board of Directors of the Company.

         2.5 CODE means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

         2.6 COMMITTEE means the Committee of the Board appointed pursuant to
Section 4 hereof.

         2.7 COMMON STOCK means the Common Stock, par value $.001 per share, of the Company.

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         2.8 COMPANY means Checkers Drive-In Restaurants, Inc., a Delaware corporation.

         2.9 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto.

         2.10 FAIR MARKET VALUE of a share of Common Stock shall mean the last reported closing sale price of a share of Common Stock as reported on a national securities exchange or the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), or the average of the last closing bid and asked prices in the over-the-counter market as reported by NASDAQ or as furnished by a broker-dealer making a market in the Common Stock as selected by the Board, as the case may be. If there shall be any material alteration in the present system of reporting sales prices of the Common Stock, or if the Common Stock shall no longer be traded or listed as set forth above, the Fair Market Value of the Common Stock as of a particular date shall be determined under such method as shall be determined by the Committee.

         2.11 HOLDER means a Non-Employee Director who has received an Award under this Plan.

         2.12 ISO means an incentive stock option within the meaning of Section 422A(b), or any successor section, of the Code.

         2.13 INITIAL OPTION GRANT means, in the case of an Initial Option Grant granted prior to the date of the Amendment Approval, an Option to purchase 12,000 shares of Common Stock and, in the case of an Initial Option Grant granted on or after the date of the Amendment Approval, an Option to Purchase 100,000 shares of Common Stock (subject, in each case, to adjustment as provided in Section 11 hereof).

         2.14 NON-EMPLOYEE DIRECTOR means a member of the Board of Directors of the Company who is not an employee of the Company or any of its Subsidiaries and who has not been an employee of the Company or any of its Subsidiaries for a period of at least one year.

         2.15 NONQUALIFIED STOCK OPTION means a stock option that does not qualify as an ISO.

         2.16 OPTION means a right granted to a Non-Employee Director pursuant to the Plan to purchase a specified number of shares of Common Stock at a specified price during a specified period and on such other terms and conditions as may be specified pursuant to the Plan. All Options granted under this Plan shall be Nonqualified Stock Options.

         2.17 PLAN means this Amended and Restated 1994 Stock Option Plan for Non-Employee Directors, as it may be amended from time to time.

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         2.18 SEC means the Securities and Exchange Commission.


         2.19 STOCK OPTION AGREEMENT means the agreement specified in Section 10 hereof.

         2.20 STOCKHOLDERS' MEETING means the meeting of the Company's stockholders at which the Amendment Approval takes place. 2.21 SUBSEQUENT OPTION GRANT means an Option to purchase 300,000 shares of Common Stock (subject to adjustment as provided in Section 11 hereof) and an Option to purchase 550,000 shares of Common Stock as set forth in the amendment to the Plan in the Company's Proxy Statement dated August 24, 2000.

         2.22 SUBSIDIARY means any present or future subsidiary of the Company as such term is defined in Section 425, or any successor section, of the Code.

         2.23 TOTAL DISABILITY means a permanent and total disability as defined in Section 22(e)(3) of the Code.

3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 11 hereof and this Section 3, the maximum aggregate number of shares of Common Stock which may be issued upon exercise of Options under the Plan shall be 5,000,000. Such shares may be, in whole or in part, authorized and unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Company. If any Option shall expire or terminate for any reason without having been exercised in full, the unexercised shares subject thereto shall again be available for purposes of the Plan.

4.       ADMINISTRATION.

         4.1 POWERS. The Plan shall be administered by the Board, which shall have all of the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying Awards made under the Plan. Subject to the express provisions of the Plan, the Board shall have plenary authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive.

         4.2 DELEGATION TO COMMITTEE. Notwithstanding anything to the contrary contained herein, the Board may at any time, or from time to time, appoint a Committee of at least two members, who shall be members of the Compensation Committee of the Board (or such other directors as the Board may designate), and delegate to the Committee the authority of the Board to administer the Plan. Upon such appointment and delegation, the Committee shall have all the powers, privileges and duties of the Board, and shall be substituted for the Board, in the administration of the Plan, except the power to appoint members of the Committee and to terminate, modify or amend the Plan.

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The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may discharge the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

5.       ELIGIBILITY.  Options shall be granted hereunder only to Non-Employee
Directors.

6.       OPTIONS.

         6.1      GRANT OF OPTIONS.

                  (a) Each Non-Employee Director serving on the Board as of July 26, 1994, shall automatically be granted an Initial Option Grant, effective July 26, 1994, subject to approval of the Plan by the stockholders of the Company as required under Section 13 hereof.

                  (b) Each new Non-Employee Director who is appointed or elected to the Board after July 26, 1994, shall automatically be granted an Initial Option Grant on the day he or she is appointed or elected to the Board, subject to approval of the Plan by the stockholders of the Company as required under Section 13 hereof.

                  (c) Each Non-Employee Director serving on the Board as of the first day of each fiscal year, beginning with fiscal year 1995, shall automatically be granted an Annual Option Grant on such date, subject to approval of the Plan by the stockholders of the Company as required under Section 13 hereof.

                  (d) Each Non-Employee Director serving on the Board both immediately prior to and immediately following the Stockholders' Meeting shall automatically be granted a Subsequent Option Grant as of such date, subject to approval of the Plan by the stockholders of the Company as required under Section 13 hereof.

         6.2 OPTION PRICES. The purchase price of the Common Stock under each Option shall be 100% of the Fair Market Value of the Common Stock on the grant date (subject to adjustment as provided in Section 11 hereof).

         6.3 TERM OF OPTIONS; LIMITATIONS ON EXERCISE. The term of each Option shall be for ten years from the date of grant, and, except as set forth in
Section 8 hereof, shall be exercisable whether or not such Non-Employee Director is at the time of exercise or member of the Board and in the event of the death of the Non-Employee Director, may

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be exercised by his or her estate. All Options granted on or after the date of the Stockholders' Meeting shall be immediately exercisable. All options granted prior to the date of the Stockholders' Meeting shall vest as follows: (i) one-fifth of the shares of Common Stock subject to each Initial Option Grant shall become exercisable on a cumulative basis on each of the first five anniversaries of the date of the grant of such Option; and (ii) one-third of the shares of Common Stock subject to each Annual Option Grant shall become exercisable on a cumulative basis on each of the first three anniversaries of the date of the grant of such Option. With respect to the Initial Option Grant granted to each Non-Employee Director on July 26, 1994, pursuant to Section 6.1 hereof, solely for the purpose of determining the exercisability of such Option, the date of grant shall be deemed to have been the later of (i) the date such Non-Employee Director was appointed to the Board or (ii) November 15, 1991; provided however, that no Options may be exercised until and unless the Plan is approved by the stockholders of the Company as required under Section 13 hereof.

         6.4 EXERCISE OF OPTIONS. Any part of an Option granted and presently exercisable under the Plan shall be exercisable in whole, or in part, at any time during the term of the Option. Payment shall be made in cash or in whole shares of Common Stock already owned by the Holder of the Option or partly in cash and partly in such Common Stock. Such notice shall state that the Holder of the Option elects to exercise the Option, the number of shares in respect of which it is being exercised and the manner of payment for such shares, and shall either (i) be accompanied by payment of the full purchase price of such shares or (ii) fix a date (not more than 10 business days from the date of exercise) for the payment of the full purchase price of such shares. Cash payment shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof. Common Stock payments (valued at the Fair Market Value of a share of Common Stock on the date of exercise) shall be made by delivery of stock certificates in negotiable form. If certificates representing Common Stock are used to pay all or part of the purchase price of an Option, separate certificates shall be delivered by the Company representing the same number of shares as each certificate so used, and an additional certificate shall be delivered representing any additional shares to which the Holder of the Option is entitled as a result of the exercise of the Option.

         6.5 NONTRANSFERABILITY OF OPTIONS. No Options shall be transferable otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the Holder thereof only by such Holder. A breach by the Holder of any of the restrictions, terms or conditions provided in the Plan or in the Holder's Stock Option Agreement will cause the Options covered thereby to be terminated.

7. ACCELERATION OF OPTIONS. Notwithstanding any contrary waiting period set forth herein, each outstanding Option granted under the Plan shall become exercisable in full for the aggregate number of shares covered thereby in the event (i) the

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Board and, if required by law, the stockholders of the Company shall approve (a)
any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (c) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (ii) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company or any Subsidiary) (a) shall purchase any Common Stock of the Company (or securities convertible into the Company's Common Stock) for such, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, and
(b) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire the Company's securities), or (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the periods. Any transaction referred to in the foregoing clause (i) is herein called an Approved Transaction, any purchase pursuant to a tender offer or exchange offer or otherwise as described in the foregoing clause (ii) is herein called a Control Purchase and the cessation of individuals constituting a majority of the Board as described in the foregoing clause (iii) is herein call a Board Change. The Stock Option Agreement evidencing Options granted under the Plan may contain such provisions limiting the acceleration of the exercise of options as provided in this Section 7 as the Board deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto in effect at the time of such acceleration, will not apply to any stock received by the Holder from the Company.

8. REMOVAL BY THE STOCKHOLDERS FOR CAUSE. If a Holder is removed from the Board by the stockholders of the Company for cause prior to the exercise of any Option (for these purposes, cause shall include, but not be limited to, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his or her duties and responsibilities for any reason other than illness or incapacity), then all unexercised Options held by such Holder shall immediately be cancelled and terminate; provided, however, that if such removal occurs within 12 months after a Control Purchase or Board Change, termination for cause shall only mean a felony conviction for fraud, misappropriation or embezzlement, and if removed for any other reason, all outstanding Options may be exercised at any time during the remainder

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of the period during which such Holder would have been able to exercise such
Option had the Holder not been removed from office.

9. NONALIENATION OF BENEFITS. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit.

10. WRITTEN AGREEMENT. Each grant of an Option hereunder shall be evidenced by a Stock Option Agreement, each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Board from time to time shall approve. A written Stock Option Agreement shall be promptly executed and delivered by the Company and the grantee, provided that such grant of Options shall terminate if such written agreement is not signed by such grantee (or his or her attorney) and delivered to the Company within 90 days after the delivery of such agreement to the grantee. Any such written agreement may contain such provisions as the Board deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto, will not apply to any stock received by the Holder from the Company.

11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The Stock Option Agreement evidencing Awards may contain such provisions as the Board shall determine to be appropriate for the adjustment of the number and class of shares subject to each outstanding Option and the option prices thereof in the event of changes in the outstanding Common Stock of the Company by reason of any stock dividend, distribution, split-up, recapitalization, combination or exchange of shares, merger, consolidation or liquidation and the like, and, in the event of any such change in the outstanding Common Stock of the Company, the aggregate number and class of shares available under the Plan shall be appropriately adjusted by the Board, whose determination shall be conclusive.

12. TERMINATION AND AMENDMENT. Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards may be made under the Plan after July 26, 2004. The Board may at any time prior to July 26, 2004 terminate the Plan, and the Board may at any time also modify or amend the Plan in such respects as it shall deem advisable; provided, however, that the Board may not
(i) amend the provisions of Sections 5, 6.1, 6.2 or 6.3 more often than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder, or (ii) without the approval of the Holders of a majority of the voting securities of the Company present, either in person or by proxy, and entitled to vote (a) materially increase (except as provided in Section 11 hereof) the maximum number of shares which may be issued under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) materially increase the benefits accruing to participants under the Plan. No termination, modification or amendment of the Plan or any outstanding Stock Option Agreement may, without the consent of the Holder to

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whom any Award shall theretofore have been granted, adversely affect the rights of such Holder with respect to such Award. The Plan shall automatically terminate in the event that it is not approved by the stockholders of the Company as required under Section 13 hereof.

13. EFFECTIVENESS OF THE PLAN. The Plan shall become effective as of July 26, 1994, provided that the Plan shall have been approved at the 1995 Annual Stockholders' Meeting of the Company (or at any earlier special meeting of stockholders) by the holders of a majority of the shares of Common Stock represented at the meeting (in person or by proxy) and entitled to vote thereon. If the Plan is not so approved it shall automatically terminate, and all Options shall automatically be cancelled and be of no further force or effect.

14. RIGHTS OF A HOLDER OR A STOCKHOLDER. The Holder of an Option shall have none of the rights of a stockholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

15. GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company with respect to Awards shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including without limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed.

16. WITHHOLDING. The Company's obligation to deliver shares of Common Stock upon the exercise of any Option granted under the Plan shall be subject to applicable Federal, state and local tax withholding requirements. Federal, state and local withholding tax due upon the exercise of any Option may be paid in shares of Common Stock upon such terms and conditions as the Board shall determine; provided, however, that the Board in its sole discretion may disapprove such payment and require that such taxes be paid in cash.

17. SEPARABILITY. The Plan is intended to qualify for an exemption from the operations of Section 16(b) of the Exchange Act, pursuant to Rule 16b-3. If any of the terms or provisions of this Plan conflict with the requirements of Rule 16b-3 under the Exchange Act (as the same shall be amended from time to time), then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Rule 16b-3.

18. NON-EXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the

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Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

19. EXCLUSION FROM PENSION AND PROFIT-SHARING COMPUTATION. By acceptance of an Award, each Holder shall be deemed to have agreed that the grant of any Option and the exercise thereof are special incentive compensation and that they will not be taken into account as "salary" or "compensation" or "bonus" in determining the amount of any payment under any pension, retirement or other qualified employee benefit plan of the Company.

20. GOVERNING LAW. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

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